SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                         March 26, 1999




                SOUTHERN MISSOURI BANCORP, INC.
     (Exact name of Registrant as specified in its Charter)




     Delaware                   000-23406              43-1665523
(State or other         (Commission File No.)      (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                        Number)




531 Vine Street, Poplar Bluff, Missouri                  63901
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:  (573) 785-1421




                              N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

     On March 26, 1999, the Registrant issued the press release attached as Exhibit 99 announcing the sale of the insurance agencies of its subsidiary.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibit to this Report.

Item 7.  Financial Statements and Exhibits

     (a)  Exhibits

          The Exhibit referred to in Item 5 of this Report and
          listed on the accompanying Exhibit Index is  filed as
          part of this Report and is incorporated herein by
          reference.
Exhibit
Number                             Description

   99               Press Release, dated March 26, 1999.
                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SOUTHERN MISSOURI BANCORP,INC.




Date: March 26, 1999                 By: Greg A. Steffens
                                         Greg A. Steffens
                                         Senior Vice President
                                         and Chief Financial Officer


                            EXHIBIT




For Immediate Release
March 26, 1999

For addition information:
Contact Greg A. Steffens, Interim
President and CFO
(573) 785-1421


  SOUTHERN MISSOURI BANK AND TRUST ANNOUNCES SALE OF INSURANCE
                            AGENCIES

Poplar Bluff, Missouri - Leonard M. Ehlers, Chairman of the Board of Southern Missouri Bank and Trust, announced today that the Company had agreed to sell two segments of S.M.S. Financial Services, Inc., the Company's wholly-owned subsidiary. The segments, Morse-Harwell-Jiles Insurance Agency and Stoddard County Insurance Agency sell a wide variety of insurance products. The Company anticipates that it will recognize a pre-tax profit during the fourth quarter of fiscal 1999 of approximately $515,000 from the sale of the insurance agency's. The sale is scheduled to close on or about May 31, 1999 and is not expected to have a material impact on the future operating performance of the Company. Southern Missouri Bank and Trust is a wholly-owned subsidiary of Southern Missouri Bancorp.

Southern Missouri Bancorp had assets of $158.4 million as of December 31, 1998, and operates with 8 offices in Southeastern Missouri through its subsidiary, Southern Missouri Bank and Trust. Southern Missouri Bancorp trades on NASDAQ under the symbol "SMBC".